As filed with the Securities and Exchange Commission on September 29, 2021

Registration No. 333-257912

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Reinvent Technology Partners Y*

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands*	6770	98-1562265
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

215 Park Avenue, Floor 11

New York, New York 10003

Telephone: (212) 457-1272

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Maples Fiduciary Services (Delaware) Inc.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

Telephone: (302) 338-9130

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard L. Ellin, Esq. Christopher M. Barlow, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000	William Mouat, Esq. General Counsel Aurora Innovation, Inc. 50 33rd St, Pittsburgh PA, 15201	Damien Weiss, Esq. Todd Cleary, Esq. Megan J. Baier, Esq. Ethan Lutske, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 1301 Avenue of the Americas, 40th Floor New York, NY 10019 (212) 999-5800

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the Business Combination described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock(2)(3)	97,750,000	$9.83(4)	$960,882,500.00(4)	$104,832.28
Redeemable warrants(2)(5)	12,218,750	$1.84(6)	$22,482,500.00(6)	$2,452.84
Common stock(2)(7)	646,422,908	$0.000033(8)	$21,547.43(8)	$2.35
Total			$983,386,547.43	$107,287.47(9)

(1)

Immediately prior to the consummation of the Merger described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Reinvent Technology Partners Y, a Cayman Islands exempted company (“RTPY”), intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which RTPY’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by RTPY (after the Domestication), the continuing entity following the Domestication, which will be renamed “Aurora Innovation, Inc.” (“Aurora Innovation”), as further described in the proxy statement/prospectus. As used herein, “Aurora Innovation” refers to RTPY after the Domestication, including after such change of name.

(2)

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

The number of shares of common stock of Aurora Innovation being registered represents the number of Class A ordinary shares of RTPY that were registered pursuant to the Registration Statement on Form S-1 (333-253075) (the “IPO Registration Statement”) and offered by RTPY in its initial public offering (the “RTPY public shares”). The RTPY public shares automatically will be converted by operation of law into shares of common stock of Aurora Innovation in the Domestication (“Aurora Innovation public shares”).

(4)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of RTPY (the company to which Aurora Innovation will succeed following the Domestication) on Nasdaq on July 8, 2021 ($9.83 per Class A ordinary share) (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(5)

The number of redeemable warrants to acquire shares of common stock of Aurora Innovation being registered represents the number of redeemable warrants to acquire Class A ordinary shares of RTPY that were registered pursuant to the IPO Registration Statement and offered by RTPY in its initial public offering (the “public warrants”). The public warrants automatically will be converted by operation of law into redeemable warrants to acquire shares of common stock of Aurora Innovation in the Domestication (“Aurora Innovation public warrants”).

(6)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the warrants of RTPY (the company to which Aurora Innovation will succeed following the Domestication) on Nasdaq on July 8, 2021 ($1.84 per warrant) (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(7)

The number of shares of common stock of Aurora Innovation being registered represents the sum of (a) 502,168,388 shares of Aurora Innovation Class A common stock to be issued in connection with the Merger described herein, and (b) the product of (i) the sum of (x) 15,038,478 shares of Aurora common stock reserved for issuance upon the settlement of Aurora restricted stock units outstanding as of August 6, 2021 and that may be issued after such date pursuant to the terms of the Merger Agreement described herein, which will convert into restricted stock units representing the right to receive Aurora Innovation Class A common stock upon the satisfaction of vesting conditions in accordance with the terms of the Merger Agreement described herein, (y) 40,694,552 shares of Aurora common stock reserved for issuance upon exercise of Aurora options outstanding as of August 6, 2021 and that may be exercised after such date, which will be exercisable for shares of Aurora Innovation Class A common stock following the closing of the Merger, and (z) 10,880,442 shares of Aurora common stock reserved for issuance under the Aurora Incentive Plans as of August 6, 2021 and (ii) an exchange ratio of 2.1655 shares of Aurora Innovation common stock for each share of Aurora common stock.

(8)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, Aurora is a private company, no market exists for its securities and has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the Aurora securities expected to be exchanged in the Merger.

(9)	$107,287.08 previously paid.
*

Prior to the consummation of the Merger described herein, the Registrant intends to effect a deregistration under Article 206 of the Cayman Islands Companies Act (2021 Revision) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which the Registrant’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. All securities being registered will be issued by Reinvent Technology Partners Y (after its domestication as a corporation incorporated in the State of Delaware), the continuing entity following the Domestication, which will be renamed “Aurora Innovation, Inc.”

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Reinvent Technology Partners Y is filing this Amendment No. 2 to its Registration Statement on Form S-4 (File No. 333-257912) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statements Schedules.

(a) Exhibits.

Exhibit Number	Description

2.1+**	Agreement and Plan of Merger, dated as of July 14, 2021, by and among the Registrant, RTPY Merger Sub Inc. and Aurora Innovation, Inc., (included as Annex A to the proxy statement/prospectus)

2.2+	Plan of Domestication, dated as of September 28, 2021

2.3+	Stock Purchase and Agreement and Plan of Merger, dated as of January 19, 2021, by and between Aurora Innovation, Inc., Avian U Merger Holdco Corp., Avian U Merger Sub Corp., Avian U Merger Sub LLC, Blocker U Merger Sub LLC, SVF Yellow (USA) Corporation, Apparate USA LLC and Uber Technologies, Inc.

3.1**	Amended and Restated Memorandum and Articles of Association of the Registrant (included as Annex L to the proxy statement/prospectus)

3.2**	Form of Certificate of Incorporation of Aurora Innovation, Inc., to become effective upon Domestication (included as Annex C to the proxy statement/prospectus)

3.3**	Form of Bylaws of Aurora Innovation, Inc., to become effective upon Domestication (included as Annex D to the proxy statement/prospectus)

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Registration Statement on Form S-1 filed by the Registrant on March 8, 2021)

4.2	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to Registration Statement on Form S-1 filed by the Registrant on March 8, 2021)

4.3	Specimen Warrant Certificate (included in Exhibit 4.4)

4.4	Warrant Agreement, dated as of March 15, 2021, by and between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on March 8, 2021)

4.6	Specimen Common Stock Certificate of Aurora Innovation, Inc.

4.7	Form of Certificate of Corporate Domestication of Aurora Innovation, Inc. to be filed with the Secretary of the State of Delaware

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

8.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1**	Sponsor Support Agreement, dated as of July 14, 2021, by and among the Registrant, Reinvent Sponsor Y LLC and the other parties thereto (included as Annex B to the proxy statement/prospectus)

10.2**	Sponsor Agreement, dated as of July 14, 2021, by and among the Registrant, Reinvent Sponsor Y LLC and Aurora Innovation, Inc. (included as Annex F to proxy statement/prospectus)

10.3**	Form of Subscription Agreement, by and between the Registrant and the undersigned subscriber party thereto (included as Annex G to the proxy statement/prospectus)

10.4**	Form of Amended and Restated Registration Rights Agreement, by and among Aurora Innovation, Inc. and the other parties thereto (included as Annex H to the proxy statement/prospectus)

10.5**	Form of Lock-Up Agreement (included as Annex I to the proxy statement/prospectus)

10.6	Letter Agreement, dated as of March 15, 2021, by and among the Registrant, Reinvent Sponsor Y LLC and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on March 8, 2021)

10.7	Investment Management Trust Agreement, dated as of March 15, 2021, by and between the Registrant and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on March 8, 2021)

10.8	Support Services Agreement, dated as of March 15, 2021, by and between the Registrant and Reinvent Capital LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the Registrant on March 8, 2021)

10.9	Sponsor Warrants Purchase Agreement, dated as of March 15, 2021, by and between the Registrant and Reinvent Sponsor Y LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the Registrant on March 8, 2021)

10.10**	Company Holders Support Agreement, dated as of July 14, by and between the Requisite Company Equityholders (as defined in the Merger Agreement) (included as Annex J to the proxy statement/prospectus)

10.11**	Indemnity Agreement, dated December 14, 2020, between the Registrant and Michael Thompson

10.12**	Indemnity Agreement, dated December 14, 2020, between the Registrant and Mark Pincus

10.13**	Indemnity Agreement, dated December 14, 2020, between the Registrant and David Cohen

10.14**	Indemnity Agreement, dated December 14, 2020, between the Registrant and Reid Hoffman

10.15	Indemnity Agreement, dated March 15, 2021, between the Registrant and Katharina Borchert (incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q filed by the Registrant on May 17, 2021)

10.16	Indemnity Agreement, dated March 15, 2021, between the Registrant and Karen Francis (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q filed by the Registrant on May 17, 2021)

10.17	Indemnity Agreement, dated March 15, 2021, between the Registrant and Colleen McCreary (incorporated by reference to Exhibit 10.8 to the Quarterly Report on Form 10-Q filed by the Registrant on May 17, 2021)

10.18	Indemnity Agreement, dated March 15, 2021, between the Registrant and Anne-Marie Slaughter (incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-Q filed by the Registrant on May 17, 2021)

10.19	Form of Indemnification Agreement between Aurora Innovation and its directors and officers

10.20**	Aurora Innovation, Inc. 2021 Equity Incentive Plan (included as Annex E to the proxy statement/prospectus)

10.21	Aurora Innovation, Inc. 2017 Equity Incentive Plan

10.22	Employee Incentive Compensation Plan

10.23	OURS Technology, Inc. 2017 Stock Incentive Plan

10.24	Blackmore Sensors & Analytics, Inc. 2016 Equity Incentive Plan

10.25**	Form of Option Award Agreement (included in Exhibit 10.20)

10.26**	Form of Restricted Stock Unit Award Agreement (included in Exhibit 10.20)

II-2

21.1	List of subsidiaries of the Registrant

23.1	Consent of WithumSmith+Brown, PC

23.2	Consent of KPMG LLP

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.5**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

24.1**	Power of Attorney (included on signature page to the initial filing of the Registration Statement)

99.1	Form of Proxy Card for Extraordinary General Meeting

99.2**	Consent of Chris Urmson to be named as a director

99.3**	Consent of Reid Hoffman to be named as a director

99.4**	Consent of Dara Khosrowshahi to be named as a director

99.5**	Consent of Sterling Anderson to be named as a director

99.6**	Consent of James Andrew Bagnell to be named as a director

99.7**	Consent of Michelangelo Volpi to be named as a director

99.8**	Consent of Carl Eschenbach to be named as a director

99.9**	Consent of Brittany Bagley to be named as a director

99.10**	Consent of Houlihan Lokey Capital, Inc.

101.INS**	XBRL Instance Document.

101.SCH**	XBRL Taxonomy Extension Schema Document.

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document.

**	Previously filed.
+

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 29th day of September, 2021.

REINVENT TECHNOLOGY PARTNERS Y

By:	/s/ Michael Thompson
Name:	Michael Thompson
Title:	Chief Executive Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Michael Thompson	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)	September 29, 2021
Michael Thompson

*	Director	September 29, 2021
Mark Pincus

*	Director	September 29, 2021
Katharina Borchert

*	Director	September 29, 2021
Colleen McCreary

*	Director	September 29, 2021
Anne-Marie Slaughter

*By:	/s/ Michael Thompson
Name:	Michael Thompson
Title:	Attorney-in-fact

II-4